Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-46936 on Form S-8 of our report dated June 29, 2023, appearing in this Annual Report on Form 11-K of the Nautilus, Inc. 401(k) Savings Plan for the year ended December 31, 2022.

/s/ KBF CPAs LLP

Lake Oswego, Oregon
June 29, 2023